UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2010

RODOBO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50340	75-2980786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

380 Changjiang Road, Nangang District,
Harbin, PRC, 150001
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
011-86-451-82260522

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 11, 2010, the Board of Directors of Rodobo International, Inc. (the “Company”) approved and adopted the Amended and Restated Bylaws for the Company (the “Restated Bylaws”), effective as of March 11, 2010.  The Restated Bylaws were amended to comply with the rules and regulations of the NYSE Amex exchange and to implement advance notice provisions for director nominations and other matters to be brought before a stockholders meeting.  The Restated Bylaws so adopted include the following revisions:

1.
An affirmative statement that the procedures set forth in the Restated Bylaws are the exclusive means for a stockholder to make director nominations or submit other business before a stockholders meeting.

2.
A requirement that any stockholder who desires to bring a nomination or proposal before a stockholders meeting must provide certain information about such stockholder’s beneficial ownership in the Company (including ownership of options, warrants or other derivative instruments), any arrangements pursuant to which the stockholder has right to vote the stock, any relationships with the Company and other stockholders of the Company, and any derivative positions held in the Company’s stock.

3.
If such stockholder desires to bring any business before the stockholders meeting other than a director nomination, the stockholder must provide a brief description of the business, including any material interest the stockholder may have in the business.

4.	A requirement that the director nominations brought at a meeting of stockholders may only be brought by the directors or by a stockholder who has complied with the advance notice provisions.

5.	A requirement that the Company will only recognize directors that were nominated in accordance with the advance notice bylaw provisions.

6.	Clarification that the advance notice provisions also apply to special meetings of stockholders, not just the annual meeting of stockholders.

7.
Clarification distinguishing the requirements for shareholder proposals from the requirements under Rule 14a-8 of the federal proxy rules for companies to include stockholder proposals in proxy statements.

8.
A deadline for submission of director nominations and stockholder proposals of 60 days prior to the anniversary date of the annual meeting of stockholders and an outside range for the submission of director nominations and stockholder proposals of 90 days prior to the anniversary date of the annual meeting of stockholders.

9.	The annual meeting of the shareholders may be held on the date, time, and place fixed by the Board of Directors, and is no longer limited to the first day in the month of February.

10.
The number of shareholders that shall constitute a quorum at a meeting of the shareholders is set at not less than one third of the votes entitled to be cast at any meeting, and no longer requires a majority.

11.	Any reference to the Company’s former ability to close the transfer books for purposes of determining shareholders entitled to notice or vote or for any other proper purpose has been removed.

12.	The authorized number of directors on the Board of Directors is not less than one (1) and no more than fifteen (15).

13.	Notice of meetings of the Board of Directors may now be provided by any form of electronic communication, among other methods of notice.

14.	The Board of Directors shall appoint a President, a Secretary and a Treasurer, and any other officers the Board of Directors determines, but is no longer required to appoint a Vice President.

15.
Notice that Rodobo International, Inc. will not be governed by the provisions of Nev. Reg. Stat. §§ 78.378 through and including 78.3793, as amended (Acquisition of Controlling Interest) has been added.

16.	Certain provisions with respect to corporate governance and committees and directors’ meetings have been amended.

17.	Certain provisions with respect to officers and their duties have been amended.

The foregoing description of the Restated Bylaws is qualified in its entirety by the full text thereof attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Rodobo International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Rodobo International, Inc

By:	/s/ Yanbin Wang
Name:	Yanbin Wang
Title:	Chairman and Chief Executive Officer

Dated: March 16, 2010